Exhibit 99.1

MWV Announces Details for Completion of Spin-Off and Subsequent Merger of its Consumer & Office Products Business

RICHMOND, Va., Apr 13, 2012 (BUSINESS WIRE) --MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging and packaging solutions today announced that its Board of Directors has set a record date of April 24, 2012, for the proposed spin-off of its Consumer & Office Products business.

Under the terms of the spin-off, MeadWestvaco Corporation will distribute all of its shares of the Consumer & Office Products business to its stockholders by means of a stock dividend. As previously announced, immediately following the spin-off, the Consumer & Office Products business will merge with ACCO Brands Corporation (NYSE: ABD), such that MeadWestvaco Corporation stockholders are expected to receive approximately 0.33 share of ACCO Brands Corporation for each share of MeadWestvaco Corporation they own. No fractional shares of ACCO Brands Corporation will be issued and MeadWestvaco Corporation stockholders will receive cash in lieu of any fractional shares.

MeadWestvaco Corporation also announced that it has received a private letter ruling from the Internal Revenue Service to the effect that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, for U.S. federal income tax purposes, the distribution of the shares of the Consumer & Office Products business will generally qualify as a tax-free distribution to stockholders of MeadWestvaco Corporation. The ruling also concludes that the $460 million in cash MeadWestvaco Corporation expects to receive in connection with the transaction, subject to certain post-closing adjustments, will be received on a tax-free basis. The receipt of the private letter ruling, which constituted a closing condition of the transaction, is an important step in the completion of the transaction with ACCO Brands Corporation.

The spin-off and merger are expected to close on April 30 and become effective May 1, 2012, subject to the satisfaction of certain remaining conditions including, among other things, the approval of the merger of the Consumer & Office Products business with ACCO Brands Corporation by ACCO Brands Corporation stockholders at a special meeting (scheduled for April 23, 2012).

Upon completion of the merger, MeadWestvaco Corporation stockholders will collectively own 50.5 percent of the shares of ACCO Brands common stock on a fully-diluted basis, and ACCO Brands stockholders will collectively own 49.5 percent. The exact exchange ratio will be determined at the time of the distribution.

No action is required by MeadWestvaco Corporation stockholders to receive their shares of ACCO Brands Corporation common stock in the merger. Holders of MeadWestvaco Corporation common stock will not be required to surrender their shares or pay for any shares of ACCO Brands Corporation common stock that they receive and will retain all of their shares of MeadWestvaco Corporation common stock and associated rights. The current quarterly cash dividend rate of $0.25 per share remains unchanged for MeadWestvaco Corporation stockholders.

Two-Way Trading to Begin for MeadWestvaco Corporation Stock on the NYSE

MeadWestvaco Corporation has been advised by the New York Stock Exchange that beginning on or about April 24, 2012 and continuing through the anticipated closing date of the merger (April 30, 2012), there will be two markets in MeadWestvaco Corporation common stock on the New York Stock Exchange: a "regular way" market and an "ex-distribution" market. Also during this period of two-way trading in MeadWestvaco Corporation common stock, a MeadWestvaco Corporation stockholder can also sell the right to his ACCO Brands Corporation common stock that he will receive following the closing of the merger.

Outlined below are the trading options for MeadWestvaco shareholders that will be provided by the New York Stock Exchange on or about April 24, 2012. Please visit http://phx.corporate-ir.net/phoenix.zhtml?c=111517&p=irol-merge for more information regarding the transaction, including Frequently Asked Questions.

MWV

If, during this period, a MeadWestvaco Corporation stockholder sells shares of MeadWestvaco Corporation common stock in the regular way market (under the traditional NYSE symbol "MWV"), the stockholder will be selling both his shares of MeadWestvaco Corporation common stock and his right to receive shares of ACCO Brands Corporation under the spin-off and the merger.

MWV wi

If, during this period, a MeadWestvaco Corporation stockholder sells shares of MeadWestvaco Corporation common stock in the "ex-distribution" market (under the temporary NYSE symbol "MWV wi"), the MeadWestvaco Corporation stockholder will be selling only his shares of MeadWestvaco common stock and will be retaining his right to receive shares of ACCO Brands Corporation under the spin-off and the merger.

ACCO wi

A MeadWestvaco shareholder also has the option of selling his right to shares of ACCO Brands Corporation common stock and to retain his shares of MeadWestvaco Corporation common stock. This option will be available under the temporary NYSE symbol "ACCO wi".

Trades under the symbols "MWV wi" and "ACCO wi" will settle after the closing date of the merger. If the merger is not completed, all trades under this symbol will be cancelled.

In all cases, investors are encouraged to consult with their financial advisors regarding the specific implications of selling shares of their MeadWestvaco Corporation common stock on or before the closing date of the merger.

Further details of the spin-off of the Consumer & Office Products business and the merger with ACCO Brands Corporation may be found in an Information Statement filed on Form 10. The Information Statement is available at www.sec.gov and filed under the name "Monaco SpinCo".

About MWV

MeadWestvaco Corporation (NYSE: MWV), provides packaging solutions to many of the world's most-admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, and tobacco industries. The company's businesses also include Consumer & Office Products, Specialty Chemicals, and the Community Development and Land Management Group, which sustainably manages the company's land holdings to support its operations, and to provide for conservation, recreation and development opportunities. With 17,000 employees worldwide, MWV operates in 30 countries and serves customers in more than 100 nations. MWV manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability World Index for eight consecutive years. For more information, please visit www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company's ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions, including MWV Consumer & Office Products/ACCO Brands transaction; the reorganization of the company's packaging business units; competitive pricing for the company's products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company's continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company's ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2011, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company's reports filed with the SEC.

SOURCE: MeadWestvaco Corporation

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